Exhibit 99.2

FOR IMMEDIATE RELEASE

May 23, 2024

Investor Contacts:

Andrew Slabin

Andrew.Slabin@wbd.com

212-548-5544

Peter Lee

Peter.Lee@wbd.com

212-548-5907

Media Contact:

Laura Watson

Laura.Watson@wbd.com

747-288-5397

Warner Bros. Discovery Announces the Pricing Terms of Previously Announced Cash Tender Offer

New York, New York — Warner Bros. Discovery, Inc. (“Warner Bros. Discovery” or the “Company”) today announced the pricing terms of the previously announced cash tender offer (the “Tender Offer”) by its wholly-owned subsidiaries, Warner Media, LLC, Discovery Communications, LLC and WarnerMedia Holdings, Inc. (each, an “Issuer” and together, the “Issuers”) to purchase up to approximately $2.61 billion aggregate purchase price (excluding accrued and unpaid interest, the “Aggregate Tender Cap”) of the outstanding notes described in the table below (together, the “Notes”), for the consideration and in the order of priority listed in the table below. Capitalized terms used but not defined in this press release have the meanings given to them in the Offer to Purchase, dated May 9, 2024 (the “Offer to Purchase”).

The Issuers will accept for purchase in full the principal amount of Notes in Acceptance Priority Levels 1 to 11 validly tendered and not validly withdrawn as of 5:00 p.m., New York City time, on May 22, 2024 (the “Early Tender Deadline”) and will not accept for purchase any Notes with Acceptance Priority Level 12. Holders who validly tender Notes following the Early Tender Deadline but on or before the expiration of the Tender Offer at 5:00 p.m., New York City time, on June 7, 2024 will not have any of their Notes accepted for purchase.

The Total Consideration for holders of each series of Notes that had Notes accepted for purchase is based on the applicable reference yield plus a fixed spread, in each case as set forth in the table below, and is payable to holders of Notes who validly tendered and did not validly withdraw their Notes at or before the Early Tender Deadline and whose Notes are accepted for purchase. The Reference Yields listed in the table below were determined at 9:00 a.m., New York City time, on May 23, 2024 (the “Price Determination Time”). The Total Consideration for each series of Notes that had Notes accepted for purchase includes an early tender premium of $30.00 per $1,000 principal amount of Notes validly tendered and not validly withdrawn by such holders and accepted for purchase.

Issuer	Title of Security	CUSIP	Acceptance Priority Level	Reference U.S. Treasury Security	Reference Yield	Fixed Spread (basis points)	Total Consideration (1)(2)	Principal Amount Accepted
Discovery Communications, LLC	3.900% Senior Notes due 2024	25470DBC2	1	2.25% due November 15, 2024	5.389%	+25	$992.71	$198,764,000
Scripps Networks Interactive, Inc.	3.900% Senior Notes due 2024	811065AC5	1	2.25% due November 15, 2024	5.389%	+25	$992.71	$1,036,000
Discovery Communications, LLC	4.000% Senior Notes due 2055	25470DBL2 25470DBK4 U25478AH8	2	4.25% due February 15, 2054	4.568%	+195	$665.63	$1,139,625,000
Discovery Communications, LLC	4.650% Senior Notes due 2050	25470DBH1	3	4.25% due February 15, 2054	4.568%	+198	$764.64	$656,796,000
Discovery Communications, LLC	4.950% Senior Notes due 2042	25470DAG4	4	4.50% due February 15, 2044	4.673%	+237	$788.71	$53,366,000
Discovery Communications, LLC	4.875% Senior Notes due 2043	25470DAJ8	5	4.50% due February 15, 2044	4.673%	+199	$809.80	$282,111,000
Discovery Communications, LLC	5.200% Senior Notes due 2047	25470DAT6	6	4.50% due February 15, 2044	4.673%	+203	$824.01	$595,429,000
Discovery Communications, LLC	5.300% Senior Notes due 2049	25470DBG3	7	4.25% due February 15, 2054	4.568%	+220	$824.32	$453,219,000
Warner Media, LLC	4.650% Global Notes due 2044	887317AU9	8	4.50% due February 15, 2044	4.673%	+245	$738.61	$1,730,000
Warner Media, LLC	4.850% Global Notes due 2045	887317AX3	9	4.50% due February 15, 2044	4.673%	+245	$753.74	$12,184,000
Warner Media, LLC	4.900% Global Notes due 2042	887317AP0	10	4.50% due February 15, 2044	4.673%	+245	$776.39	$2,682,000
Warner Media, LLC	5.350% Global Notes due 2043	887317AS4	11	4.50% due February 15, 2044	4.673%	+245	$814.62	$2,053,000
WarnerMedia Holdings, Inc.	5.050% Senior Notes due 2042	55903VBD4 55903VAN3 U55632AG5	12	4.50% due February 15, 2044	—	+195	—	—

(1)	Per $1,000 principal amount of Notes that are tendered and accepted for purchase.
(2)

The Total Consideration for Notes of each series validly tendered at or prior to the Early Tender Deadline and accepted for purchase is inclusive of the early tender premium of $30.00 per $1,000 principal amount of Notes and excludes accrued interest.

The consideration offered per $1,000 principal amount of each series of Notes validly tendered and accepted for purchase pursuant to the Tender Offer was calculated by reference to the relevant Fixed Spread and the relevant Reference Yield set forth in the table above, in the manner described in the Offer to Purchase.

The Issuers’ obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver, in the Issuers’ discretion and subject to applicable law, of certain conditions, which are more fully described in the Offer to Purchase, including a financing condition which was satisfied on May 17, 2024.

Notes not accepted for purchase will be promptly credited to the account of the registered holder of such Notes with The Depository Trust Company.

The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 7, 2024 (the “Expiration Time”), unless extended or earlier terminated. As a result of reaching the Aggregate Tender Cap by the Early Tender Deadline, no Notes tendered after the Early Tender Deadline will be accepted for purchase.

Payments for Notes purchased will include accrued and unpaid interest, if any, from and including the last interest payment date applicable to the relevant series of Notes up to, but not including, the settlement date for such Notes accepted for purchase. The settlement date for Notes that are validly tendered and accepted for purchase is expected to be June 12, 2024, three business days following the Expiration Time. In accordance with the terms of the Tender Offer, the withdrawal deadline was 5:00 p.m., New York City time, on May 22, 2024. As a result, tendered Notes may no longer be withdrawn, except in certain limited circumstances where additional withdrawal rights are required by law (as determined by the Issuers).

The complete terms and conditions of the Tender Offer are set forth in the Offer to Purchase, along with any amendments and supplements thereto, which holders are urged to read carefully before making any decision with respect to the Tender Offer. The Issuers have retained Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and MUFG Securities Americas Inc. to act as the Lead Dealer Managers, and Scotia Capital (USA) Inc. and Truist Securities, Inc. to act as the other Dealer Managers in connection with the Tender Offer. Copies of the Offer to Purchase may be obtained from D.F. King & Co., Inc., the Tender and Information Agent for the Tender Offer, by phone at +1 (212) 269-5550 (banks and brokers) or +1 (800) 791-3319 (all others), by email at WBD@dfking.com or online at www.dfking.com/WBD. Questions regarding the Tender Offer may also be directed to the Lead Dealer Managers as set forth below:

Lead Dealer Managers:
Deutsche Bank Securities Inc. 1 Columbus Circle New York, NY 10019 Attn: Liability Management Group Toll-Free: (866) 627-0391 Collect: (212) 250-2955	J.P. Morgan Securities LLC 383 Madison Avenue New York, NY 10179 Collect: (212) 834-4045 Toll-Free: (866) 834-4666	MUFG Securities Americas Inc. 1221 Avenue of the Americas, 6th Floor New York, NY 10020 U.S.: +1 (212) 405-7481 U.S. Toll-Free: +1 (877) 744-4532

This press release must be read in conjunction with the Offer to Purchase. This press release and the Offer to Purchase contain important information which should be read carefully before any decision is made with respect to the Tender Offer. If you are in any doubt as to the contents of this press release or the Offer to Purchase or the action you should take, you are recommended to seek your own legal, business, tax or other advice, including as to any tax consequences, immediately from your broker, bank manager, solicitor, accountant or other independent financial or legal adviser. Any individual or company whose Notes are held on its behalf by a broker, dealer, bank, commercial bank, trust company or other nominee or intermediary must contact such entity if it wishes to participate in the Tender Offer. None of the Issuers, the Tender and Information Agent or any of the Dealer Managers, nor any director, officer, employee, agent or affiliate of any such person, is acting for any holder of Notes, or will be responsible to any holder of Notes for providing any protections which would be afforded to its clients or for providing advice in relation to the Tender Offer, and accordingly none of the Tender and Information Agent or any of the Dealer Managers, nor any director, officer, employee, agent or affiliate of any such person, assumes any responsibility for the accuracy of any information concerning any of the Issuers, the Company or the Notes or any failure by any of the Issuers to disclose information with regard to the Issuers, the Company or the Notes which is material in the context of the Tender Offer and which is not otherwise publicly available.

To the extent permitted by applicable law and whether or not the Tender Offer is consummated, the Company or any of its subsidiaries or affiliates, including the Issuers, may from time to time following the Expiration Time acquire any Notes that remain outstanding in the open market, in privately negotiated transactions, through one or more additional tender offers, one or more exchange offers or otherwise, or may redeem Notes pursuant to the terms of the indentures governing them. Any future purchases or redemptions may be on the same terms or on terms that are more or less favorable to holders of Notes than the terms of the Tender Offer. Any future purchases or redemptions by the Company or any of its subsidiaries or affiliates will depend on various factors existing at that time. There can be no assurance as to which, if any, of these alternatives (or combinations thereof) the Company or any of its affiliates will choose to pursue in the future. The effect of any of these actions may directly or indirectly affect the price of any Notes that remain outstanding after the consummation or termination of the Tender Offer.

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The Tender Offer is being made only by, and pursuant to the terms of, the Offer to Purchase. The Tender Offer does not constitute an offer to buy or the solicitation of an offer to sell Notes in any jurisdiction in which such offer or solicitation is unlawful. The Tender Offer is void in all jurisdictions where it is prohibited. In those jurisdictions where the securities, blue sky or other laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer shall be deemed to be made on behalf of the Issuers by the Dealer Managers or one or more registered brokers or dealers licensed under the laws of such jurisdiction. None of the Issuers, the Tender and Information Agent, the Dealer Managers or any trustee for the Notes is making any recommendation as to whether holders should tender Notes in response to the Tender Offer. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

About Warner Bros. Discovery:

Warner Bros. Discovery (NASDAQ: WBD) is a leading global media and entertainment company that creates and distributes the world’s most differentiated and complete portfolio of branded content across television, film, streaming and gaming. Available in more than 220 countries and territories and 50 languages, Warner Bros. Discovery inspires, informs and entertains audiences worldwide through its iconic brands and products including: Discovery Channel, Max, discovery+, CNN, DC, TNT Sports, Eurosport, HBO, HGTV, Food Network, OWN, Investigation Discovery, TLC, Magnolia Network, TNT, TBS, truTV, Travel Channel, MotorTrend, Animal Planet, Science Channel, Warner Bros. Motion Picture Group, Warner Bros. Television Group, Warner Bros. Pictures Animation, Warner Bros. Games, New Line Cinema, Cartoon Network, Adult Swim, Turner Classic Movies, Discovery en Español, Hogar de HGTV and others. For more information, please visit www.wbd.com.

This press release contains certain “forward-looking statements.” These forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risks related to the acceptance of any tendered Notes, the expiration and settlement of the Tender Offer, the satisfaction of conditions to the Tender Offer, whether the Tender Offer will be consummated in accordance with the terms set forth in the Offer to Purchase or at all and the timing of any of the foregoing, as well as the risk factors disclosed in the Company’s Annual Report on Form 10-K, filed with the SEC on February 23, 2024, and the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed with the SEC on May 9, 2024. Forward-looking statements in this release include, without limitation, statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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Source: Warner Bros. Discovery, Inc.

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